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                                  EXHIBIT 99.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        See Page F-3 of Financial Statements. Pursuant to Item 311(c) of Regulation S-T and the General Instruction E of Form 11-K, the financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA have been filed under cover of Form SE dated March 17, 1994.